Citizens, Inc. Reports Third Quarter 2023 Financial Results

AUSTIN, TX – November 6, 2023 – Citizens, Inc. (NYSE: CIA), a leading diversified financial services company specializing in life, living benefits, and final expense insurance, today reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights
•Total revenues increased to $59.4 million in Q3 2023, from $56.2 million in the year-ago quarter.
•First year life and A&H premiums increased 15% in Q3 2023, the fourth consecutive quarter of year-over-year growth in first year premiums, driven by new products and focused marketing campaigns.
•Net income was $2.7 million in Q3 2023, from $3.4 million in Q3 2022. Earnings per fully diluted Class A share was $0.05 in Q3 2023, from $0.06 in the year-ago quarter.
•Positive net cash provided by operating activities of $3.2 million in Q3 2023. The Company has had positive net cash provided by operating activities annually since 2004.
•Cash and cash equivalents of $16.8 million and no debt at September 30, 2023.
•Book value per Class A share of $3.08 increased 39% over the year-ago quarter. Book value per Class A share excluding accumulated other comprehensive income (loss) (AOCI) of $5.63 increased 12% over the year-ago quarter.

Recent Business Highlights
•Expanded existing white-label partnership to deliver unique products through established fast-growing distribution channels.
•Insurance issued increased 10% in the first nine months of 2023 compared to the same period in 2022, the increase primarily from new products. $4.8 billion of direct insurance in force at September 30, 2023.
•AM Best initiated financial strength and credit ratings on Citizens, Inc.’s subsidiary, CICA Life Insurance Company of America. AM Best’s ratings recognize CICA’s strength of balance sheet and outlook.

Management Commentary
“We continue to make significant progress on our strategic roadmap, designed to deliver sustainable increased book value per share and enhanced operating results. Customers in large and underserved markets are embracing our innovative new products. First year premiums have increased year-over-year for four consecutive quarters,” said Company Vice Chairman and CEO, Gerald W. Shields. “Our strategic growth investments in building our distribution capabilities and profitable product development expertise continued the persistent expansion of our customer base and strong results.”

“We're proud that AM Best initiated financial strength and credit ratings on Citizens, Inc.'s CICA Life Insurance Company of America, recognizing CICA’s Very Strong balance sheet and outlook. We remain fully committed to durable growth, prudent liquidity, and sound capital management, as evidenced by our positive net cash from operations annually since 2004. We expect our strategic focus, financial strength, and competitive advantages in growing niche markets will continue to fuel sustainable, long-term growth and profitability on behalf of our investors,” concluded Shields.

Third Quarter 2023 Performance and Highlights

Total revenues increased 6% to $59.4 million in the third quarter of 2023, compared to the same year-ago period. The increase was driven by the improved fair value of limited partnership investments, higher first year premium sales and net investment income, partially offset by lower renewal year premium revenues.

First year life and A&H premiums increased 15% to $5.2 million in the third quarter of 2023 compared to the same year-ago period, with growth in both the Life Insurance and Home Service Insurance segments. Despite higher first year premium revenues, life insurance premium revenues decreased slightly in the third quarter of 2023 to $41.8 million, compared to the same period in 2022, due to lower renewal premiums. Renewal premiums were $36.8 million in the third quarter of 2023, compared to $39.3 million in the same year-ago period. The decrease was due in part to the residual impact of the levels of surrenders and matured endowments the last several years, which lead to fewer policies generating renewal premiums, as well as, the Company’s strategic exit from its Louisiana property insurance business on June 30, 2023.

Total benefits and expenses increased by $3.4 million to $54.7 million in the third quarter of 2023, from $51.4 million in the same year-ago period. The increase was primarily due to higher surrenders in our international business, which is negatively impacting our benefits and expenses paid. We believe this is due to several factors, including policies nearing maturity that no longer carry surrender fees; the loss of one of our biggest distributors in Venezuela several years ago; increasing interest rates, which may encourage policyholders to seek higher rates of returns in different investment products; post-pandemic beliefs that life insurance may not be as important as it was during the pandemic; and inflationary pressures, which may cause policyholders to want the cash values of their policies due to decreased purchasing power elsewhere. Costs related to moving our international business from Bermuda to Puerto Rico and investing in growth initiatives also contributed to the increase.

Net income for the third quarter of 2023 totaled $2.7 million, or $0.05 per fully diluted Class A share, decreased from net income of $3.4 million, or $0.06 per fully diluted Class A share, in the prior year quarter. In addition to the increases to benefits and expenses paid discussed above, the decline was due to $0.5 million higher federal income taxes and $0.6 million higher policyholder liability remeasurement expenses, which were primarily due to the higher-than expected level of surrenders. Adjusted operating income before taxes totaled $5.7 million for the third quarter of 2023, compared to $9.6 million in the same period in 2022. Adjusted operating income does not include investment related gains or losses, which improved by $3.9 million in the current year third quarter, or income (loss) related to our ceased property insurance business.

Investments
Net investment income for the third quarter of 2023 increased $0.8 million to $17.4 million, or 5%, compared to the prior year period. The increase in net investment income was driven by higher income from fixed maturity securities resulting from rising interest rates and growth in the Company’s limited partnership asset base. The average pre-tax yield on the investment portfolio was 4.5%, an increase of 23 basis points compared to the third quarter of 2022.

Investment related loss of $0.9 million for the third quarter of 2023 compared to a $5.0 million loss in the third quarter of 2022. The improvement was primarily due to changes in fair market value in the Company’s limited partnership portfolio.

The carrying value of the Company’s fixed maturity securities investment portfolio at September 30, 2023 was $1.2 billion, a 0.8% decrease compared to the same year ago period. The decrease reflects the impact of interest rate sensitivity on the fair value of the Company’s fixed maturity securities.

Cash Flow/Capital/Share Repurchase
Positive net cash provided by operating activities was $3.3 million in Q3 2023. The Company has had positive net cash provided by operating activities annually since 2004 reflecting the strength and consistency of the Company’s liquidity. The Company had cash and cash equivalents of $16.8 million and no debt at September 30, 2023.

The Board of Directors is confident in the Company’s strategy and future and authorized a share repurchase program in May 2022 under which the Company may repurchase up to $8 million of its outstanding shares of Class A common stock. $4.6 million of available repurchases remain on the current authorization at September 30, 2023.

About Citizens, Inc.
Citizens, Inc. (NYSE: CIA) is a diversified financial services company providing life, living benefits and final expense insurance and other financial products to individuals and small businesses in the U.S., Latin America, and Asia. Through its customer-centric growth strategy, Citizens offers innovative products to address the evolving needs of its customers in their native languages of Spanish, Portuguese, and Mandarin. The Company operates two primary segments: Life Insurance, where the Company is a market leader in US Dollar denominated life insurance and accident and health insurance in growing niche markets in the United States, Latin America, and Asia and Home Service Insurance, which operates primarily in the U.S. Gulf coast region. For more information about Citizens, please visit the website at www.citizensinc.com and LinkedIn.

Adoption of New Accounting Standard
Effective January 1, 2023, the Company adopted Accounting Standard Update ("ASU") No. 2018-12, which amended the accounting and disclosure requirements related to targeted improvements to the accounting for long-duration contracts, or LDTI. While the new guidance has had a significant impact on existing GAAP financial statements and disclosures, it does not impact the cash flows or underlying economics of the business, business strategy, statutory net income (loss) or management of capital. All prior periods presented in this press release have been recast in accordance with the new standard. The 2022 quarterly results, and 2022 and 2021 annual results, have been recast for comparability in a Form 8-K filed by the Company on August 24, 2023.

Explanatory Notes on Use of Non-GAAP Measures

Adjusted Operating Income
Adjusted Operating Income is a non-GAAP measure that is computed as pre-tax GAAP operating income with discrete adjustments that exclude net investment related gains (losses) and income and loss from ceased businesses. Management believes that this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods, by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends. Management believes that the pre-tax metric is a more useful comparison than the post-tax metric, as the Company’s effective tax rate can fluctuate significantly from quarter-to-quarter.

Adjusted Book Value Per Class A Common Share
Adjusted book value per Class A common share is a non-GAAP measure that is calculated by dividing actual Class A common stockholders’ equity, excluding AOCI, by the number of Class A common shares outstanding at the end of the period. Management believes this metric is meaningful, as it allows investors to evaluate underlying book value growth by excluding the impact of interest rate volatility.

Selected Consolidated Financial Data

As of and for the periods ended	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2023	2022	2023	2022
Balance sheet data
Total assets	$1,564,640	1,556,346	$1,564,640	1,556,346
Total liabilities	1,411,893	1,445,301	1,411,893	1,445,301
Total stockholders' equity	152,747	111,045	152,747	111,045
Life insurance in force, net	4,306,783	4,269,674	4,306,783	4,269,674

Operating items
Insurance premiums	$42,026	43,875	$120,001	125,463
Net investment income	17,372	16,604	51,687	47,983
Investment related gains (losses), net	(892)	(4,991)	(477)	(10,589)
Total revenues	59,390	56,176	173,831	165,267

Claims and surrenders	37,723	30,729	100,798	86,260
Other general expenses	11,949	11,559	35,477	32,989
Total benefits and expenses	54,749	51,354	156,431	149,301

Income (loss) before federal income tax	4,641	4,822	17,400	15,966
Federal income tax expense (benefit)	1,943	1,415	3,704	3,618
Net income (loss)	2,698	3,407	13,696	12,348

Per share data
Book value per share	$3.08	2.22	$3.08	2.22
Diluted income (loss) per Class A share	0.05	0.06	0.27	0.24

Definition of Reported Segments
The Company is comprised of two operating business segments and other non-insurance enterprises as detailed below. The insurance operations are the Company's primary focus and are the lead income generators of the business.

Life Insurance – The Life Insurance segment primarily issues U.S. dollar-denominated ordinary whole life insurance and endowment policies predominantly sold to non-U.S. residents located principally in Latin America and the Pacific Rim. These products are sold through independent marketing consultants.

Home Service Insurance – The Home Service Insurance segment provides final expense life insurance policies marketed to middle- and lower-income households, and whole life products with higher allowable face values in Louisiana, Mississippi, and Arkansas. These products are sold through independent agents and funeral homes.

Selected Segment Financial Data

As of and for the periods ended	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2023	2022	2023	2022
LIFE INSURANCE SEGMENT
Balance sheet data
Total assets	$1,189,470	1,164,218	$1,189,470	1,164,218

Operating items
Insurance premiums	$31,148	31,696	$86,128	88,461
Net investment income	13,661	12,806	40,470	37,124
Investment related gains (losses), net	(424)	(4,367)	(123)	(8,644)
Total revenues	45,269	40,817	129,094	119,344

Claims and surrenders	32,419	24,742	83,826	67,768
Total benefits and expenses	38,719	35,745	108,699	105,072

Income (loss) before federal income tax	6,550	5,072	20,395	14,272

HOME SERVICE INSURANCE SEGMENT
Balance sheet data
Total assets	$333,957	336,780	$333,957	336,780

Operating items
Insurance premiums	$10,878	12,179	$33,873	37,002
Net investment income	3,459	3,527	10,379	10,054
Investment related gains (losses), net	(370)	(462)	(283)	(1,629)
Total revenues	13,967	15,244	43,970	45,428

Claims and surrenders	5,304	5,987	16,972	18,492
Total benefits and expenses	14,410	14,294	42,456	40,398

Income (loss) before federal income tax	(443)	950	1,514	5,030

GAAP to Non-GAAP Reconciliation

Reconciliation of Adjusted Income (Loss) Before Federal Income Tax

For the periods ended	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited (In thousands)	2023	2022	2023	2022
Income (loss) before federal income tax	$4,641	4,822	17,400	15,966
Less:
Investment related gains (losses)	(892)	(4,991)	(477)	(10,589)
Property insurance business income (loss)	(159)	176	(1,164)	1,108
Adjusted income (loss) before federal income tax	$5,692	9,637	19,041	25,447

Reconciliation of Stockholders' Equity and Book Value per Class A Common Share

	As of September 30,
Unaudited (In thousands, except per share data)	2023	2022
Stockholders' equity, end of period	$152,747	111,045
Less: Accumulated other comprehensive income (loss) (AOCI)	(126,667)	(140,493)
Stockholders' equity, end of period, excluding AOCI	$279,414	251,538

Book value per Class A common share - diluted	$3.08	2.22
Less: Per share impact of AOCI	(2.55)	(2.81)
Book value per Class A common share - diluted, excluding AOCI	$5.63	5.03

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate", “believe”, “project”, "intends," "continue" or comparable words. Such forward-looking statements may relate to the Company’s expectations regarding the impact of the COVID-19 pandemic, business performance, operational strategy, capital expenditures, technological changes, regulatory actions, and other financial and operational measures. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

Citizens, Inc. Investor Relations Contacts

Darrow Associates Investor Relations
Jeff Christensen and Matt Kreps
Email: CIA@darrowir.com (Jeff and Matt)
Phone: 703-297-6917 (Jeff) and 214-597-8200 (Matt)